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                                                                    EXHIBIT 3.28

                            ARTICLES OF INCORPORATION

                                       OF

                           HOUR EYES OF MARYLAND, INC.

         FIRST: That I, ROBERT A. SAMIT, the subscriber, whose post office address is 10951 Martingale Court, Potomac, Maryland 20854, being of full legal age, does, under and by virtue of the General Laws of the State of Maryland authorizing the formation of corporation, do hereby form a corporation.

         SECOND: The name of the corporation is: HOUR EYES OF MARYLAND, INC.

         THIRD: The purpose or purposes for which the corporation is formed, and the business or objects to be carried on and promoted by it are as follows: To engage in and carry on the business of making and supplying lenses and glasses to optometrists or opticians; To make, manufacture, purchase, exchange or in any other manner acquire, hold, own, mortgage, pledge, sell, transfer or in any other manner dispose of, and to deal and trade in goods, wares, merchandise and personal property of any and every class and description and wherever located.

         To acquire in any manner, hold, use, sell, assign, grant rights in, or in any manner deal with patents inventions, improvements, processes, formulas, trade marks, trade names, rights and licenses secured under letters patent, copyrights or other rights issued or authorized by any government, governmental body, or otherwise.

         To acquire in any manner, hold, sell, assign, transfer, mortgage, pledge, or otherwise deal in or with and guarantee the capital stock, bonds or other securities or evidences of indebtedness, as well as any dividends, interest, premiums or profits thereon, of any domestic or foreign, private or public corporation, and while the holder of such stock or other securities or indebtedness to exercise all the rights and privileges of ownership, including the right to vote thereon, and the
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right to transfer same unconditionally or otherwise to the same extent as a natural person might or could do.

         To enter into, make and perform contracts of every kind and without limits as to amount, with any person, firm, association or corporation, government, county, state, municipality or territory.

         To obtain credits or monies in any manner, at any time and in any amounts for any of the objects of this corporation, and to make, draw, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures, other securities and other negotiable or nonnegotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment of any part or the whole of the property, rights, and interests of this corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such securities and obligations of this corporation for any of its corporate objects.

         To purchase, acquire, hold and reissue the shares of its capital stock subject to the laws of the State of Maryland.

         In general, to engage in and carry on anywhere any other general lawful business, whether manufacturing or otherwise, and to have and exercise all the powers conferred by the laws of the State of Maryland upon corporations formed under the General Laws of the State of Maryland, and alone or with others to do any or all of the things herein set forth as principal, agent, broker, contractor, trustee, or otherwise, to the same extent as natural personal might or could do.

         The business, purposes or objects set out in the preceding clauses shall, except where otherwise expressed, be in no way limited or restricted by reference to, or inference from, the

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terms of any other clause in these articles of incorporation but the businesses, purpose or objects specified in each of the foregoing clauses of these articles shall be regarded as independent businesses, objects and purposes.

         FOURTH: The aggregate number of shares which the corporation is authorized to issue is One Thousand (1000) with a par value of One Dollar ($1.00) per share.

         FIFTH: The post office address of the place at which the registered office of the corporation in this State will be located is 10951 Martingale Court, Potomac, Maryland 20854. The registered agent of the corporation is ROBERT A. SAMIT. Said resident agent is a citizen of the United States and a resident of the State of Maryland whose post office address is 10951 Martingale Court, Potomac, Maryland 20854.

         SIXTH: The corporation shall have three (3) directors, shall act as such until the first annual meeting or until their successors are duly chosen and qualified. the number of directors may be changed in such lawful manner as the By-Laws may, from time to time, provide. The initial directors are Robert A. Samit, Howard Budner and Michael Davidson.

         SEVENTH: As used in this Article SEVENTH, any word or words that are defined in Section 2-418 of the Corporations and Associations Article of the Annotated Code of Maryland (the "Indemnification Section"), as amended from time to time, shall have the same meaning as provided in the Indemnification Section.

         The corporation shall indemnify a present or former director or officer of the corporation in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section.


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         With respect to any corporate representative other than a present or former director or officer, the corporation may indemnify such corporate representative in connection with a proceeding to the fullest extent permitted by and in accordance with the Indemnification Section; provided, however, that to the extent a corporate representative other than a present or former director or officer successfully defends on the merits or otherwise any proceeding referred to in subsections (b) or (c) of the Indemnification Section or any claim, issue or matter raised in such proceeding, the corporation shall not indemnify such corporate representative other than a present or former director or officer under the Indemnification Section unless and until it shall have been determined and authorized in the specific case by (i) an affirmative vote, at a duly constituted meeting of a majority of all the votes cast by stockholders who were not parties to the proceeding, that indemnification of such corporate representative other than a present or former director or officer is proper in the circumstances.

         EIGHTH: Except as otherwise provided by the Board of Directors of the corporation, no holder of any shares of the stock of the corporation shall have any pre-emptive right to purchase, subscribe for or otherwise acquire such shares.

         NINTH: The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

         TENTH: The duration of the corporation shall be perpetual.

         IN WITNESS WHEREOF, I have signed these Articles of Incorporation and acknowledged the same to be my act and deed this 30th day of June, 1989.

/s/ H. Parker                                 /s/ Robert A. Samit
Witness                                       ROBERT A. SAMIT


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                              ARTICLES OF AMENDMENT

                                       OF

                           HOUR EYES OF MARYLAND, INC.


         Hours Eyes of Maryland, Inc., a Maryland corporation, having its principal office at 11229 New Hampshire Avenue, Silver Spring, Maryland 20906 (hereinafter referred to as the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland (hereinafter referred to as the "Department") that:

         FIRST: The Corporation desires to amend and restate its charter as currently in effect as hereinafter provided. The provisions set forth in these Articles of Amendment are all of the provisions of the Charter of the Corporation as currently in effect.

         SECOND: The Charter of the Corporation is hereby amended by changing the resident agent set forth in Article FIFTH and substituting in lieu thereof the following:

                  "FIFTH: The post office address of the principal office of the Corporation in this State is 11299 New Hampshire Avenue, Silver Spring, Maryland 20906. The name and post office address of the Resident Agent of the Corporation in this State is Mark Edward Futrovsky, Esquire, 7315 Wisconsin Avenue, Suite 825 West, Bethesda, Maryland 20814. Said Resident Agent is an individual actually residing in this State.

         THIRD: By written action, unanimously taken by the Board of Directors of the Corporation, pursuant to and in accordance with Section 2-408(c) of the Corporations and Associations Article of the Annotated Code of Maryland, the Board of Directors of the


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Corporation duly advised the foregoing Articles of Amendment, and by written and formal action unanimously taken by the Stockholders of the Corporation in accordance with Section 2-505 of the Corporations and Associations Article of the Annotated Code of Maryland, the Stockholders of the Corporation duly approve said Articles of Amendment.

         IN WITNESS WHEREOF, Hour Eyes of Maryland, Inc., has caused these presents to be signed in its name and on its behalf by its President and its Corporate Seal to be hereunder affixed and witnessed on this 22nd day of May, 1992, and its President acknowledges that these Articles of Amendment are the act and deed of Hour Eyes of Maryland, Inc., and, under the penalties of perjury, that the matters and facts set forth here with respect to authorization and approval are true in all material respects to the best of his knowledge, information, and belief.

WITNESS:                                HOUR EYES OF MARYLAND, INC.


  /s/                                   By: /s/ Dr. Robert A. Samit
                                            Dr. Robert A. Samit
                                            President


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                               ARTICLES OF MERGER
                                     MERGING
                             M STREET OPTICAL, INC.
                   (a Corporation of the District of Columbia)

                                      INTO

                           HOUR EYES OF MARYLAND, INC.
                    (a Corporation of the State of Maryland)


                 FIRST: M Street Optical, Inc., a corporation organized under the laws of the District of Columbia ("M Street") and Hour Eyes of Maryland, Inc. ("Hour Eyes") agree that M Street shall be merged into Hour Eyes. The terms and conditions of the merger and the mode of carrying the same into effect are as herein set forth in these Articles of Merger.

                 SECOND: Hour Eyes, a corporation organized and existing under the laws of the State of Maryland, shall survive the merger and shall continue under the name HOUR EYES OF MARYLAND, INC.

                 THIRD: The parties to the Articles of Merger are Hour Eyes, a corporation organized and existing under the laws of the State of Maryland, and M Street, a corporation incorporated on the fourth day of October, 1991, under the Business Corporation Act of the District of Columbia.

                 FOURTH: The total number of shares of stock which M Street has authority to issue is 10,000 of the par value of $.10 each. The total number of shares of stock which Hour Eyes has authority to issue is 1,000 of the par value of $1.00 each.

                 FIFTH: The number of outstanding shares of M Street is 10,000. The number of outstanding shares of Hour Eyes is 1,000.

                 SIXTH: The manner and basis of converting or exchanging issued stock of M Street into different stock and of dealing with any issued stock of M Street not to be so converted or exchanged shall be as follows:

                                  All of the issued and outstanding shares of
                 both Hour Eyes, the surviving corporation, and M Street are owned by The Samit Group, Inc. ("Samit"). No shares of Hour Eyes, the surviving corporation, are to be issued or any other consideration given for shares of M Street, the merged corporation, but upon the effective date of these Articles of Merger, the shares of stock of M


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                 Street shall be surrendered for cancellation to Samit.
                 Thereafter, all of the shares of the surviving corporation will be owned by Samit.

                 SEVENTH: The principal office of Hour Eyes, organized under the laws of the State of Maryland, is located in the City of Rockville, State of Maryland. The principal office of M Street is located in the District of Columbia. M Street does not own property the title to which could be affected by the recording of an instrument among the Land Records.

                 EIGHTH: The merger was duly approved by the entire Board of Directors and the sole shareholder of Hour Eyes on December 29, 1992.

                 The merger to be effected by these Articles of Merger was duly advised and approved by M Street, in the manner and by the vote required by the District of Columbia, and by the Charter of M Street.

                 IN WITNESS WHEREOF, Hour Eyes and M Street, the corporations parties to the merger, have caused these Articles of Merger to be signed in their respective corporate names and on their behalf by their respective secretaries, all as of the 29th day of December, 1992.

                                            HOUR EYES OF MARYLAND, INC.


                                            By: /s/
                                                Dr. Robert A. Samit, President

Attest:

 /s/
Mr. George A. Barford
Assistant Secretary


                                            M STREET OPTICAL, INC.


                                            By:  /s/ Dr. Robert A. Samit
                                                 Dr. Robert A. Samit, President

Attest:

    /s/ Gregory A. Barford
Mr. Gregory A. Barford


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Assistant Secretary


         The undersigned, President of Hour Eyes of Maryland, Inc., and M Street Optical, Inc., who executed on behalf of such corporations the foregoing Articles of Merger, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Merger to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.


                                               /s/ Dr. Robert A. Samit
                                               Dr. Robert A. Samit


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                           HOUR EYES OF MARYLAND, INC.

                              ARTICLES OF AMENDMENT

         HOUR EYES OF MARYLAND, INC., a Maryland Corporation having its principal office in Rockville, Maryland (the "Corporation") hereby certifies to the State Department of Assessments and Taxation of Maryland, that:

         FIRST: The charter of the Corporation is hereby amended by changing the name of the Corporation set forth in Article SECOND of the Articles of Incorporation and substituting in lieu thereof the following:

         "SECOND: The name of the Corporation is Hour Eyes, Inc."

         SECOND: The charter of the Corporation is hereby amended by changing the post office address of the Corporation set forth in Article FIFTH and substituting in lieu thereof the following:

         "FIFTH: The post office address of the principal office of the Corporation in this state is 11802-B Rockville Place, Rockville, Maryland 20852. The name and post office address of the Resident Agent of the Corporation in this State is Mary Edward Futrovsky, Esquire, 7315 Wisconsin Avenue, Suite 825, West Bethesda, Maryland 20814. Said Resident Agent is an individual actually residing in this State."

         THIRD: By unanimous written consent pursuant to Section 2-408 of Corporations and Associations Article of the Annotated Code of Maryland the Board of Directors of the Corporation on December 30, 1992, duly adopted a resolution in which was set forth the foregoing amendment to the charter, declaring that the said amendment of the charter as proposed was advisable and directing that it be submitted for action thereon by the stockholders of the Corporation.


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         FOURTH: That the said amendment has been consented to and authorized by the holders of all the issued and outstanding stock entitled to vote, by a written consent give in accordance with the provisions of Section 2-505 of Corporations and Associations Article of the Annotated Code of Maryland, and filed with the records of stockholders meetings.

         IN WITNESS WHEREOF, Hour Eyes of Maryland, Inc. has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on December 30, 1992.

                                       HOUR EYES OF MARYLAND, INC.


                                       By /s/ Dr. Robert A. Samit, President

                                              Dr. Robert A. Samit, President


/s/ Gregory A. Barford
Mr. Gregory A. Barford, Assistant Secretary

         THE UNDERSIGNED, President of Hour Eyes of Maryland, Inc., who executed on behalf of said corporation the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.

                                           /s/ Dr. Robert A. Samit
         Dr. Robert A. Samit


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